As filed with the Securities and Exchange Commission on May 11, 2010.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENERGY XXI (BERMUDA) LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	98-0499286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street
P.O. Box HM 1179
Hamilton HM EX, Bermuda
(Address, including zip code, of Principal Executive Offices)

ENERGY XXI SERVICES, LLC
2008 FAIR MARKET VALUE
STOCK PURCHASE PLAN
(Full title of the plans)

Juliet Evans
Canon’s Court, 22 Victoria Street
P.O. Box HM 1179
Hamilton HM EX, Bermuda
 (Name and Address for Agent For Service)

(441) 298-3262
(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

T. Mark Kelly
Vinson & Elkins L.L.P.
First City Tower
1001 Fannin Street, Suite 2500
Houston, Texas 77002
(713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.005 per share	350,000 shares	$16.46	$5,761,000	$411

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) shall also cover any additional shares of common stock of Energy XXI (Bermuda) Limited (the “Company”), par value $0.005 (“Common Stock”), that become issuable under the Energy XXI Services, LLC 2008 Fair Market Value Stock Purchase Plan, as may be amended from time to time (the “Plan”), being registered pursuant to the Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)
Determined in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the Registration Fee, on the basis of the average of the high and low prices per share of Common Stock on The NASDAQ Capital Market on May 10, 2010.

STATEMENT UNDER GENERAL INSTRUCTION E – REGISTRATION OF
ADDITIONAL SECURITIES

This Registration Statement is being filed, in accordance with General Instruction E to Form S-8, to register the offer and sale of an additional 350,000 shares of Common Stock that may be sold under the Plan.  The contents of the Company’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on August 4, 2008 (File No. 333-152740), relating to the Plan, is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.       EXHIBITS.

Exhibit Number	Description

3.1	—	Altered Memorandum of Association (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 15, 2009 with the SEC).
3.2	—	Bye-Laws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 29, 2010 with the SEC).
5.1*	—	Opinion of Appleby as to the legality of the securities being registered.
23.1*	—	Consent of UHY LLP.
23.2*	—	Consent of Netherland, Sewell & Associates, Inc.
23.3*	—	Consent of Appleby (contained in Exhibit 5.1).
24.1*	—	Powers of Attorney (contained on signature pages).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on May 11, 2010.

ENERGY XXI (BERMUDA) LIMITED

By:	/s/ D. West Griffin
D. West Griffin
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Hugh A. Menown and Bo Boyd, and each of them, any one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on this 11TH day of May, 2010.

Signature	Capacity

/s/ John D. Schiller, Jr.	Chairman and Chief Executive Officer
John D. Schiller, Jr.	(Principal Executive Officer)

/s/ D. West Griffin	Chief Financial Officer
D. West Griffin	(Principal Financial Officer)

/s/ Hugh A. Menown	Vice President, Chief Accounting Officer and Chief Information Officer
Hugh A. Menown	(Principal Accounting Officer)

/s/ Steven A. Weyel	President, Chief Operating Officer and Director
Steven A. Weyel

/s/ William Colvin	Director
William Colvin

/s/ Paul Davison	Director
Paul Davison

/s/ David M. Dunwoody	Director
David M. Dunwoody

/s/ Hill A. Feinberg	Director
Hill A. Feinberg

EXHIBIT INDEX

Number	Exhibit

3.1	—	Altered Memorandum of Association (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-33628) filed on December 15, 2009 with the SEC).
3.2	—	Bye-Laws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-33628) filed on January 29, 2010 with the SEC).
5.1*	—	Opinion of Appleby as to the legality of the securities being registered.
23.1*	—	Consent of UHY LLP.
23.2*	—	Consent of Netherland, Sewell & Associates, Inc.
23.3*	—	Consent of Appleby (contained in Exhibit 5.1).
24.1*	—	Powers of Attorney (contained on signature pages).

*	Filed herewith.